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                                                                   EXHIBIT 99(C)

                               THE UPJOHN COMPANY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THE UPJOHN COMPANY
                               7000 PORTAGE ROAD
                           KALAMAZOO, MICHIGAN 49001


    The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of The Upjohn Company, a Delaware corporation
("Upjohn"), to be held at            on October   , 1995 at 9:00 a.m., local
time (the "Upjohn Special Meeting"), and at any adjournments or postponements thereof, and the Prospectus furnished in connection therewith, and (2) appoints
           , and            ,            and each of them, as his or her proxies
(with full power of substitution) for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $1 per share, of (the "Upjohn Common Stock") and all of the shares of Upjohn Series B Convertible Perpetual Preferred Stock, par value $1 per share, of Upjohn (the "Upjohn Preferred Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Upjohn Special Meeting, and at any adjournments or postponements thereof.


    The undersigned directs that this proxy be voted as follows:


(1) To adopt the Combination Agreement, dated as of August 20, 1995 (the "Combination Agreement"), among Upjohn, Pharmacia Aktiebolag, a Swedish corporation ("Pharmacia"), Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), and Pharmacia & Upjohn Subsidiary, Inc., a Delaware corporation.


             / /  FOR             / /  AGAINST             / /  ABSTAIN


(2) In the discretion of proxies named above, are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


    THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

    Notwithstanding stockholder approval of the foregoing proposals, Upjohn reserves the right to abandon the Merger at any time prior to the consummation of the Merger and the transactions contemplated thereby, subject to the terms and conditions of the Combination Agreement.


    Holders of Upjohn Common Stock will not be entitled to appraisal rights in connection with the Merger.


    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Upjohn Common Stock and the Upjohn Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.
                                              Date:                       , 1995

                                              ----------------------------------
                                                   Signature of Stockholder

                                              ----------------------------------
                                                 Signature of Stockholder (if
                                                        jointly held)

                                              PLEASE DATE THIS PROXY AND SIGN
                                              YOUR NAME EXACTLY AS IT APPEARS
                                              HEREON. WHERE THERE IS MORE THAN
                                              ONE OWNER, EACH SHOULD SIGN. WHEN
                                              SIGNING AS AN ATTORNEY,
                                              ADMINISTRATOR, EXECUTOR, GUARDIAN,
                                              OR TRUSTEE, PLEASE ADD YOUR TITLE
                                              AS SUCH. IF EXECUTED BY A
                                              CORPORATION, THE PROXY SHOULD BE
                                              SIGNED BY A DULY AUTHORIZED
                                              OFFICER AND STATE THE FULL NAME OF
                                              THE CORPORATION.